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As filed with the Securities and Exchange Commission on December 20, 2002
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

TRIQUINT SEMICONDUCTOR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	2300 N.E. Brookwood Parkway Hillsboro, Oregon 97124 (Address of Principal Executive Offices) (Zip Code)	95-3654013 (I.R.S. Employer Identification No.)

1998 NONSTATUTORY STOCK OPTION PLAN
(Full title of the plan)

RALPH QUINSEY
President and Chief Executive Officer
TriQuint Semiconductor, Inc.
2300 N.E. Brookwood Parkway
Hillsboro, Oregon 97124
(503) 615-9000
 (Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

ROBERT P. LATTA, ESQ.
KATHERINE STEPHENS, ESQ.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value, to be issued under the 1998 Nonstatutory Stock Option Plan (1)	1,000,000 shares	$4.64(2)	$4,640,000	$426.88

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 1998 Nonstatutory Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2)
Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on December 13, 2002.

        The contents of the Registrant's Form S-8 Registration Statement (Registration Statement No. 333-48883) filed with the Commission on March 30, 1998 is incorporated herein by reference.

PART II    INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.    Exhibits

Exhibit Number	Documents
4.1	1998 Nonstatutory Stock Option Plan, as amended
5.1	Opinion of counsel as to legality of securities being registered
23.1	Consent of Counsel (contained in Exhibit 5.1)
23.2	Independent Auditors' Consent
23.3	Consent of Independent Certified Public Accountants
24.1	Power of Attorney (see page 3)

Item 9.    Undertakings

        A.    The undersigned registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the registrant, the Bylaws of the registrant, indemnification agreements entered into between the registrant and its officers and directors or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, TriQuint Semiconductor, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 20th day of December 2002.

TRIQUINT SEMICONDUCTOR, INC.
By:	/s/ RALPH QUINSEY Ralph Quinsey President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph Quinsey and Raymond A. Link, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN J. SHARP Steven J. Sharp	Chairman of the Board	December 20, 2002
/s/ RALPH QUINSEY Ralph Quinsey	President and Chief Executive Officer (Principal Executive Officer)	December 20, 2002
/s/ RAYMOND A. LINK Raymond A. Link	Vice President, Finance and Administration, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	December 20, 2002
/s/ FRANCISCO ALVAREZ Francisco Alvarez	Director	December 20, 2002

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/s/ PAUL A. GARY Paul A. Gary	Director	December 20, 2002
/s/ CHARLES SCOTT GIBSON Charles Scott Gibson	Director	December 20, 2002
/s/ NICOLAS KAUSER Nicolas Kauser	Director	December 20, 2002
/s/ STEVEN P. MILLER Steven P. Miller	Director	December 20, 2002
Walden C. Rhines	Director
/s/ EDWARD F. TUCK Edward F. Tuck	Director	December 20, 2002
/s/ WILLIS C. YOUNG Willis C. Young	Director	December 20, 2002

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TRIQUINT SEMICONDUCTOR, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Documents
4.1	1998 Nonstatutory Stock Option Plan
5.1	Opinion of counsel as to legality of securities being registered
23.1	Consent of Counsel (contained in Exhibit 5.1)
23.2	Independent Auditors' Consent
23.3	Consent of Independent Certified Public Accountants
24.1	Power of Attorney (see page 3)

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PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
REGISTRATION STATEMENT ON FORM S-8 INDEX TO EXHIBITS